                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      MITCHELL ENERGY & DEVELOPMENT CORP.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              THOMAS P. BATTLE
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------
     (3) Filing party:

- - --------------------------------------------------------------------------------
     (4) Date filed:

- - --------------------------------------------------------------------------------
- - ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 29, 1994

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Company") will be held at The Woodlands Executive Conference Center and Resort, 2301 North Millbend Drive, The Woodlands, Texas 77380, on Wednesday, June 29, 1994, at 10:00 A.M. Central Daylight Time, for the following purposes:

          1. To elect a Board of twelve (12) directors;

          2. To consider and act upon a proposal to appoint Arthur Andersen & Co. as the Company's independent public accountants for the fiscal year ending January 31, 1995; and

          3. To transact such other business as may properly come before the meeting.

     Holders of both Class A Common Stock and Class B Common Stock are entitled to notice of the Annual Meeting; however, only holders of Class A Common Stock of record at the close of business on May 11, 1994, are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

CLASS A COMMON STOCKHOLDERS:

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY.

     A copy of the Annual Report to Stockholders for the fiscal year ended January 31, 1994, has preceded this Notice and Proxy Statement.

                                          By Order of the Board of Directors,

                                             /s/        THOMAS P. BATTLE
                                                 ------------------------------
                                                        THOMAS P. BATTLE
                                                           Secretary

May 20, 1994

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 29, 1994, and at any adjournment or adjournments thereof. In addition to mailing proxy materials, such solicitations may be in person or by telephone by directors, officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse banks, nominees, and agents of the stockholders for reasonable costs incurred by them in sending proxy materials to beneficial owners of the Company's Class A Common Stock and its Class B Common Stock (collectively, "Common Stock"). The entire cost of soliciting proxies in the accompanying form will be borne by the Company.

     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about May 20, 1994.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE MEETING.

                               VOTING OF PROXIES

     It is the policy of this Company to provide stockholders complete privacy in voting. Proxy cards are returned in envelopes to our independent tabulating agent, who receives, inspects, and tabulates the proxies. Voted proxies are not seen by nor reported to the Company, except in aggregate number and in limited circumstances.

     The proxy card accompanying the Proxy Statement mailed to each stockholder of record of the Company's Class A Common Stock at the close of business on May 11, 1994, is designed to permit such stockholder to vote in the election of directors and on the proposals described in this statement. It provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if so desired.

     The proxy card specifies Bernard F. Clark, Vice Chairman of the Company, and Thomas P. Battle, General Counsel and Secretary of the Company, to vote all shares represented by proxies returned to the Company. A stockholder wishing to name as his proxy someone other than those designated on such proxy card may do so by crossing out the names of the two designated proxies and inserting the name of the person he wishes to act as his proxy. In that case, it will be necessary for the stockholder to sign the proxy and deliver it to the person named and for the person so named to be present and vote at the meeting. Proxy cards so changed should not be mailed to the Company.

     When a stockholder's proxy card specifies a choice with respect to a matter being voted upon, the shares will be voted accordingly. If no such specifications are made, the shares will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen & Co. as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting. The election of directors and the ratification of the appointment of Arthur Andersen & Co. as independent public accountants will require the affirmative vote of a majority of the shares of Class A Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote, although they will be counted in the determination of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of Class A Common Stock of the Company at the close of business on May 11, 1994 are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof, each share having one vote on each matter to be presented at the Annual Meeting. There were 23,563,836 shares of the Company's Class A Common Stock outstanding on the record date.

     To the knowledge of the Company, the only persons or groups owning beneficially more than five percent of the Company's outstanding Class A Common Stock, its only class of outstanding voting securities, as of December 31, 1993, is as set forth in the following table:

                                                           TOTAL AMOUNT
                                                            OF CLASS A
                                                           COMMON STOCK          PERCENT
                                                           BENEFICIALLY           OF
                        NAME AND ADDRESS                       OWNED             CLASS
        ------------------------------------------------   -------------         -----
        George P. Mitchell..............................   14,726,604(a)         62.6%
          2001 Timberloch Place
          The Woodlands, Texas
        FMR Corp., and
          Edward C. Johnson 3d, its Chairman............    1,682,600(b)          7.2%
          82 Devonshire Street
          Boston, Massachusetts

- - ---------------

(a) See notes (a) and (b) to the table under "Security Ownership of Management."

(b) The Schedule 13G filed by FMR Corp. states that such firm has the sole power to vote or to direct the vote of 144,800 shares, and the sole power to dispose or to direct the disposition of 1,682,600 shares. Furthermore, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A Common Stock. The interest of one person, Fidelity Magellan Fund, an investment company, amounts to 1,480,000 shares, or 6.3% of the total outstanding shares of Class A Common Stock at December 31, 1993. Edward C. Johnson 3d and his family form a controlling group with respect to FMR Corp.

                          SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of each class of the Company's Common Stock owned beneficially by each of its directors and nominees for director, by its executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 15, 1994:

                                            TOTAL                         TOTAL
                                            AMOUNT                        AMOUNT
                                          OF CLASS A                    OF CLASS B
                                            COMMON        PERCENT         COMMON         PERCENT
                                            STOCK           OF            STOCK            OF
                                         BENEFICIALLY      CLASS       BENEFICIALLY       CLASS
                   NAME                    OWNED(a)          A           OWNED(a)           B
    -----------------------------------   ----------        ----        ----------        ----
    Robert W. Baldwin..................           --         *                  --         *
    Bernard F. Clark...................       50,571(c)      *              50,871(c)      *
    William D. Eberle..................          599         *                 599         *
    Roger L. Galatas...................        9,822         *               9,822         *
    Shaker A. Khayatt..................          266(d)      *                 266(d)      *
    Ben F. Love........................        2,500         *               2,500         *
    Walter A. Lubanko..................        4,000         *               4,000         *
    George P. Mitchell.................   14,726,604(b)     62.6%       13,726,604(b)     47.0%
    J. Todd Mitchell...................       10,833(e)      *              10,833(e)      *
    M. Kent Mitchell...................       24,348         *              24,348         *
    Michael B. Morris..................        2,000         *               2,000         *
    Philip S. Smith....................        7,500         *               7,500         *
    W. D. Stevens......................        1,500         *               1,500         *
    Allen J. Tarbutton, Jr. ...........       14,894         *              14,972         *
    Raymond L. Watson..................        2,500         *               2,500         *
    Benjamin N. Woodson................        5,000         *               5,000         *
    All directors and executive
      officers
      as a group (17 persons)..........   14,869,737(b-f)   63.1%       13,872,623(b-f)   47.5%

- - ---------------

  * Less than 1%.

(a) Unless otherwise indicated, beneficial owners have sole rather than shared voting and investment power respecting their shares, other than shared rights created under joint tenancy or marital property laws as between the Company's directors and officers and their respective spouses, if any.

(b) Includes shares held by George P. Mitchell's wife (511,253 Class A and 511,253 Class B), as to which Mr. Mitchell disclaims beneficial ownership.

(c) Includes shares held by Mr. Clark's wife (26,172 Class A and 26,472 Class
    B), as to which Mr. Clark disclaims beneficial ownership.

(d) Includes shares held by Mr. Khayatt's wife (266 Class A and 266 Class B), as to which Mr. Khayatt disclaims beneficial ownership.
                                             (Notes continued on following page)

(e) Includes shares held by J. Todd Mitchell's wife (250 Class A and 250 Class
    B), as to which Mr. Mitchell disclaims beneficial ownership.

(f) Includes shares which certain officers have a right to acquire within 60 days following March 15, 1994 by exercising stock options. The following shares underlying such unexercised options were added to the holdings of each of the following executive officers: Mr. Galatas -- 3,250 Class A and 9,250 Class B; Mr. Smith -- 7,500 Class A and 7,500 Class B; Mr.
    Tarbutton -- 4,200 Class A and 4,200 Class B and all executive officers as a group 21,700 Class A and 27,700 Class B. No director or nominee for director has the right to acquire any shares within such 60 day period.

                             ELECTION OF DIRECTORS

     Twelve directors are to be elected and qualified, for a term commencing on the date of this Annual Meeting and continuing until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each nominee listed below currently serves as a member of the Company's Board of Directors and was elected at the Annual Meeting held on June 30, 1993. Benjamin
N. Woodson has decided not to stand for reelection to the Board of Directors. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the proxy card, for such substitute nominee as may be nominated by the Board of Directors. The Company has no present knowledge that any of the nominees will be unable to serve.

     The nominees for directors are as follows:

                                           PRINCIPAL OCCUPATION AND             DIRECTOR
          NAME            AGE     BUSINESS EXPERIENCE DURING PAST FIVE YEARS     SINCE
- - ------------------------  ---   ----------------------------------------------  --------
Robert W. Baldwin.......  73    Consultant (Energy/Management); President of     1983
                                Gulf Refining and Marketing Company, a
                                division of Gulf Oil Corp., 1975-1981
Bernard F. Clark........  72    Vice Chairman of the Board of the Company        1962
William D. Eberle.......  70    Chairman of the Board of Manchester              1976
                                Associates, venture capital consulting, since
                                1977
Shaker A. Khayatt.......  58    President and Chief Executive Officer of         1972
                                Khayatt and Company, Inc., investment banking,
                                since 1979
Ben F. Love.............  69    Consultant to Texas Commerce Bancshares, Inc.,   1990
                                a bank holding company, since 1989; Chairman
                                and Chief Executive Officer of Texas Commerce
                                Bancshares, Inc., 1972-1989
Walter A. Lubanko.......  68    Chairman and President of W. A. Lubanko & Co.,   1972
                                Inc., investment banking, since 1977

                                             (Table continued on following page)

                                           PRINCIPAL OCCUPATION AND             DIRECTOR
          NAME            AGE     BUSINESS EXPERIENCE DURING PAST FIVE YEARS     SINCE
- - ------------------------  ---   ----------------------------------------------  --------
George P. Mitchell......  74    Chairman of the Board and Chief Executive        1947
                                Officer of the Company
J. Todd Mitchell........  35    President of and geologist for The Discovery     1993
                                Bay Company, a seismic data analysis software
                                company, since 1992; President of and
                                geologist for Dolomite Resources, Inc., a
                                mineral exploration and investments company,
                                since 1987
M. Kent Mitchell........  41    President and Chief Executive Officer of Bald    1988
                                Head Island Management, Inc., real estate
                                development and sales, since 1983
Michael B. Morris.......  73    Petroleum consultant since 1983; President of    1983
                                Petroleum Operations of Conoco, Inc.,
                                1978-1983
W. D. Stevens...........  59    President and Chief Operating Officer of the     1992
                                Company since January 3, 1994; President of
                                Exxon Company, U.S.A., 1988-February 1, 1992;
Raymond L. Watson.......  67    Chairman of the Executive Committee of the       1983
                                Board of Directors of The Walt Disney Company,
                                entertainment company, since 1984; Vice
                                Chairman of The Irvine Co., real estate
                                development, since 1986

     There are no family relationships by blood, marriage or adoption between any nominee for director or any of the executive officers of the Company, except that J. Todd Mitchell and M. Kent Mitchell are sons of George P. Mitchell.

     The nominees for directors hold the following directorships in other public corporations: William D. Eberle -- Ampco-Pittsburgh Corp., Fibreboard Corporation, America Service Group, and Showscan Film Corporation; Ben F.
Love -- Burlington Northern Inc., Eli Lilly & Company, and El Paso Natural Gas Company; George P. Mitchell -- MCorp; and Raymond L. Watson -- The Walt Disney Company and Irvine Apartment Communities, Inc.

     George P. Mitchell could be deemed to be a control person with respect to the Company by virtue of his ownership of Common Stock of the Company.

     During the Company's fiscal year ended January 31, 1993, Eprotek Inc., a company of which Shaker A. Khayatt was secretary, filed a petition under federal bankruptcy laws.

     The Company's Board of Directors has an Audit Committee which consisted during all or part of the Company's fiscal year ended January 31, 1994 (hereinafter "fiscal 1994") of Ben F. Love, Walter A. Lubanko, W. D. Stevens, Raymond L. Watson and Benjamin N. Woodson. Mr. Stevens resigned from the

Audit Committee on January 3, 1994 when he became President and Chief Operating Officer of the Company. During fiscal 1994, the Audit Committee met three times. The functions performed by the Audit Committee include reviewing the nature of the services rendered by the Company's independent public accountants, relating to both auditing and nonauditing services. The Committee also reviews, with representatives of the independent public accountants, the scope of the independent public accountants' audit of the Company's financial statements, results of those audits, and any weaknesses in internal accounting controls identified by the independent public accountants in the course of their audit. The Committee each year recommends to the Board of Directors the appointment of a firm of independent public accountants for the coming year, and reviews the various other presentations and reports to the Board of Directors relating to accounting matters and financial statements.

     The Company's Board of Directors has a Compensation Committee which consisted during fiscal 1994 of Robert W. Baldwin, William D. Eberle, Shaker A. Khayatt, M. Kent Mitchell and Michael B. Morris. During fiscal 1994, the Compensation Committee met four times. As stated in its Report on Executive Compensation beginning at page 11 of this Proxy Statement, the Compensation Committee establishes policies with respect to compensation for executives, determines pay levels for senior executives including all named executive officers, reviews compensation levels for all other members of Company senior management, and sets and monitors overall compensation programs and policies for the Company's entire workforce.

     The Company's Board of Directors has an Executive Committee which consists of Ben F. Love, William D. Eberle, M. Kent Mitchell, J. Todd Mitchell and W. D. Stevens. The Executive Committee met one time during fiscal 1994. The function of the Executive Committee is to (i) select and nominate successor(s) to George
P. Mitchell in the event he were disabled or otherwise unable to function as Chairman of the Board and Chief Executive Officer of the Company, (ii) nominate individuals to serve as directors of the Company, and (iii) perform such other functions as are delegated to it by the Board. The Committee will consider stockholder recommendations for director sent to the Executive Committee, c/o Thomas P. Battle, Secretary, Mitchell Energy & Development Corp., P.O. Box 4000, The Woodlands, Texas 77387-4000.

     The Company's Board of Directors met seven times during fiscal 1994 and held four special telephonic meetings. Each director attended more than 75 percent of the aggregate number of meetings of directors and committees on which he served except for Shaker A. Khayatt (who was unavailable for the telephonic meetings) and Benjamin N. Woodson.

     Currently, each director who is not an employee of the Company receives $47,500 a year for serving as a director and for serving as a member on one or more committees. Each director who is an employee of the Company receives $100 for each directors' meeting which he attends. All directors are reimbursed for any travel, lodging and other expenses incurred in connection with attending any meetings of directors or a committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and the five other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended January 31, 1994, 1993 and 1992.

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                  ------------------
                                                                 SECURITIES
                                                ANNUAL           UNDERLYING                 ALL
                                            COMPENSATION(a)        STOCK                   OTHER
                                          -------------------      OPTION      LTIP        COMPEN-
                                FISCAL    SALARY       BONUS       AWARDS   PAYOUTS(c)    SATION(d)
    NAME/PRINCIPAL POSITION      YEAR      ($)          ($)         (#)        ($)          ($)
- - -------------------------------  ----     -------     -------     ------     -------     -------
George P. Mitchell.............  1994     650,004     150,000         --          --     283,135(e)
Chairman and CEO                 1993     650,004     200,000         --          --     488,810(f)
                                 1992     650,004          --         --          --
Bernard F. Clark                 1994     277,668      47,500         --          --       8,381(g)
Vice Chairman                    1993     316,500      80,000         --          --      14,051(h)
                                 1992     301,375      45,000         --          --
F. D. Covey....................  1994     293,712      57,000         --     246,000     365,968(k)
Senior Vice President            1993     355,008      90,000         --          --      21,300(l)
                                 1992     312,588      45,000         --          --
Philip S. Smith................  1994     331,008      68,900         --     236,738      19,309(l)
Senior Vice President            1993     316,500      80,000         --          --      18,990(l)
                                 1992     286,375      45,000         --          --
Roger L. Galatas...............  1994     275,004      61,700         --     168,669      16,500(l)
Senior Vice President            1993     263,004      75,000         --          --      15,780(l)
                                 1992     237,339      37,500     10,000(b)       --
Allen J. Tarbutton, Jr.........  1994     275,004      59,400         --     126,750      16,500(l)
Senior Vice President            1993     263,004      75,000         --          --      15,780(l)
                                 1992     226,089      45,000     27,000(b)       --

- - ---------------

(a) In accordance with Securities and Exchange Commission regulations, no amounts have been reported for perquisites and other personal benefits since the aggregate value of such items provided to each named officer was less than the lesser of 10% of his annual compensation or $50,000.

(b) These options were granted under the Company's 1989 Stock Option Plan at an exercise price equal to the fair market value of the stock on the date of grant. Such options are exercisable within ten years from the date of grant and vest over a five-year period.

(c) LTIP Payouts exist exclusively of cash payments under the Company's Bonus Unit plans.

(d) Amounts under All Other Compensation are excluded for the Company's 1992 fiscal year in accordance with the transitional provisions under the revised rules on disclosure of executive officer and director compensation promulgated by the Securities and Exchange Commission.
                                             (Notes continued on following page)

(e) For Mr. Mitchell, this consists of reimbursements paid him for the annual premium on his $6,500,000 universal life insurance policy ($210,000), rentals paid to him for business-related use of properties that he owns ($72,535) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(f) For Mr. Mitchell, this consists of reimbursements paid him for two-years' premiums on his $6,500,000 universal life insurance policy ($420,000), rentals paid to him for business-related use of properties that he owns ($68,210) and directors' meeting attendance fees ($600).

(g) For Mr. Clark, this consists of Thrift and Savings Plan contributions ($7,781) and directors' meeting attendance fees ($600).

(h) For Mr. Clark, this consists of Thrift and Savings Plan contributions ($13,451) and directors' meeting attendance fees ($600).

(i),(j) -- Not used.

(k) Mr. Covey died on November 12, 1993. For Mr. Covey, this consists of amounts payable to his estate under a supplementary life insurance agreement ($250,000), supplemental pay ($77,250), unused vacation paid at termination ($21,404) and Thrift and Savings Plan contributions ($17,314).

(l) For the indicated amounts, this consists exclusively of matching contributions paid by the Company to a qualified Thrift and Savings Plan or to a nonqualified plan (for amounts in excess of allowable contributions to the qualified plan).

STOCK OPTION PLANS

     Shown below is information with respect to the number of stock options and stock appreciation rights ("SARs") exercised during fiscal 1994, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at January 31, 1994, and the aggregate dollar value of in-the-money, unexercised options and SARs, if any, held at January 31, 1994.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1994
                         AND YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF
                                                             SECURITIES               VALUE OF
                                                             UNDERLYING             UNEXERCISED,
                                                            UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS/SARS AT          OPTIONS/SARS AT
                                SHARES                    JANUARY 31, 1994        JANUARY 31, 1994
                               ACQUIRED                        (#)                      ($)
                                  ON         VALUE       ------------------      -------------------
                               EXERCISE     REALIZED      EXER-      UNEXER-      EXER-       UNEXER-
             NAME                ($)          ($)        CISABLE     CISABLE     CISABLE      CISABLE
- - ------------------------------  ------      -------      ------      ------      -------      ------
G. P. Mitchell(a).............      --           --          --          --           --          --
B. F. Clark(a)................      --           --          --          --           --          --
F. D. Covey...................  18,600      210,413       6,400          --       81,200          --
P. S. Smith...................      --           --      15,000          --      190,313          --
R. L. Galatas.................   6,000      106,375      12,500       8,000      139,219      19,500
A. J. Tarbutton, Jr...........   3,000       34,138       8,400      21,600       51,225      52,650

- - ---------------

(a) Mr. Mitchell and Mr. Clark do not participate in the Company's Stock Option Plans.

No stock options were granted to any of the named executive officers during fiscal 1994.

RETIREMENT PLAN

     Eligibility for participation in the Company's qualified Retirement Plan is extended to all employees (except those employees paid solely on a commission basis and employees of the hospitality subsidiary of the Company), including executive officers, on an equal basis, on each February 1 and August 1 immediately following the completion of one year of participation service. Pension benefits are determined by final average annual compensation where annual compensation is the sum of amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table.

                               PENSION PLAN TABLE

   AVERAGE ANNUAL
  COMPENSATION FOR              ANNUAL RETIREMENT INCOME AT AGE 65 EXPRESSED AS A STRAIGHT LIFE ANNUITY
   36 CONSECUTIVE        --------------------------------------------------------------------------------------
   MONTHS IN LAST
     120 MONTHS                                             YEARS OF SERVICE
      PRECEDING          --------------------------------------------------------------------------------------
     RETIREMENT             10           15           20           25           30           35           40
- - ---------------------    --------     --------     --------     --------     --------     --------     --------
  $125,000...........    $ 26,250     $ 39,376     $ 52,501     $ 52,501     $ 58,501     $ 68,251     $ 75,585
  $150,000...........    $ 31,851     $ 47,776     $  63,70     $ 63,701     $ 70,901     $ 82,718     $ 91,518
  $175,000...........    $ 37,451     $ 56,176     $ 74,901     $ 74,901     $ 83,302     $ 97,185     $107,452
  $200,000...........    $ 43,051     $ 64,576     $ 86,102     $ 86,102     $ 95,702     $111,652     $123,386
  $225,000...........    $ 48,651     $ 72,977     $ 97,302     $ 97,302     $108,102     $126,120     $139,320
  $250,000...........    $ 54,251     $ 81,377     $108,502     $108,502     $120,503     $140,587     $155,254
  $300,000...........    $ 65,452     $ 98,177     $130,903     $130,903     $145,304     $169,521     $187,121
  $400,000...........    $ 87,852     $131,778     $175,705     $175,705     $194,905     $227,389     $250,857
  $450,000...........    $ 99,053     $148,579     $198,105     $198,105     $219,706     $256,324     $282,724
  $500,000...........    $110,253     $165,379     $220,506     $220,506     $244,507     $285,258     $314,592
  $600,000...........    $132,654     $198,981     $265,307     $265,307     $294,108     $343,126     $378,327
  $700,000...........    $155,054     $232,582     $310,109     $310,109     $343,710     $400,995     $442,063
  $800,000...........    $177,455     $266,183     $354,910     $354,910     $393,311     $458,863     $505,798
  $900,000...........    $199,856     $299,784     $399,712     $399,712     $442,913     $516,732     $569,533

     Eligible employees will receive a retirement benefit equal to the greater of the amounts computed under the following two benefit Formulas A and B upon retirement. The monthly benefit payable under Formula A is equal to 1.65% times average monthly compensation (defined as the average of the compensation received in the 36 highest-paid consecutive calendar months in the last 10 years of employment) plus 0.45% times average monthly compensation in excess of 150% of covered compensation (defined as the average of Social Security Wage Bases over the 35 years prior to the Social Security Retirement Age), such sum then being multiplied by the lesser of years of credited service or twenty years. The monthly benefit payable under Formula B is equal to 1.1% times average monthly compensation plus .45% times average monthly compensation in excess of 100% of covered compensation, such sum then being multiplied by years of credited service. Under both formulas, accrued benefits are 100% vested after five years of credited service.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986, currently limits (i) the maximum benefits payable or accruing under the Company's Retirement Plan and Thrift and Saving Plans on a combined annual basis, (ii) the total benefit payable under the Retirement Plan annually (currently $118,800), and (iii) the amount of compensation which can be included for benefit calculation purposes (currently $150,000). The Company has adopted supplemental arrangements on a non-qualified basis to provide that all employees be credited with the full benefit accruing to such individuals under the Retirement Plan notwithstanding such combined annual limitation, and to maintain for certain employees who may be affected by the annual benefit limit (for fiscal 1994, only George P. Mitchell, Bernard F. Clark, F. D. Covey, and Philip S. Smith) total benefits upon retirement at approximately the levels shown in the table set forth above.

     Based on certain assumptions (which includes Board of Directors' approval), illustrated above are the approximate annual benefits to which employees would become entitled upon retirement at age 65 under the Retirement Plan and the supplemental, non-qualified plans. The benefits set forth in the table reflect the greater of the Plan's two formulas, are computed on a straight life annuity basis, and would not be further reduced by Social Security income. For the individuals named in the Summary Compensation Table of this Proxy Statement, the credited years of service under the Retirement Plan, as of January 31, 1994, are as follows: George P. Mitchell, 45 years; Bernard F. Clark, 38 years; F. D. Covey, 18 years; Roger L. Galatas, 15 years; Philip S. Smith, 14 years; and Allen J. Tarbutton, Jr., 20 years.

     Federal law requires that any active employee start receiving his/her pension no later than the April 1 following the calendar year in which the age 70 1/2 is reached. Any such employee will continue to receive credit for any additional service rendered after age 70 1/2. For fiscal 1994 George P. Mitchell received pension payments from the Retirement Plan totaling $153,046 and payments from the supplemental non-qualified retirement plan of $312,994, and Bernard F. Clark received $108,813 in pension payments from the Retirement Plan and $53,141 from the supplemental non-qualified retirement plan.

SUPPLEMENTARY LIFE INSURANCE AND OTHER AGREEMENTS

     The Company had an agreement with F. D. Covey and currently has an agreement with Philip S. Smith, whereby the Company will pay to such officers or their estates amounts, up to a maximum of $250,000, upon the death of such officer or his retirement at or after age 65, provided he is still employed with the Company at his death or at age 65, whichever occurs first. The Company has purchased life insurance policies on such officers' lives to insure against such risk. There was no cost to the Company for these policies for fiscal 1994 as a result of the prior conversion of such policies to universal life coverage. Mr. Covey was employed by the Company as Senior Vice President at the time of his death last year, entitling his estate to payments totalling $250,000 under such supplementary life insurance agreement.

SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     The Company also has an agreement with George P. Mitchell, whereby the Company will pay to Mr. Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in the event that Mr. Mitchell dies while still employed by the Company, or following termination of employment resulting from total and permanent disability. Such supplemental surviving spouse benefit shall be in an annual amount equal to the greater of (i) Mr. Mitchell's annual base salary from the Company in effect at the time of his death or as of the date he becomes totally and permanently disabled, or (ii) $625,000, and shall be payable until the earlier to occur of (i) 36 monthly installments or (ii) the death of such surviving spouse.

SEVERANCE COMPENSATION

     The Company has severance compensation agreements with Roger L. Galatas, Philip S. Smith and Allen J. Tarbutton, Jr. The terms of the severance agreements are invoked only in the event of a change of control (i.e., George P. Mitchell no longer holds majority voting control of the Company). Generally, if the executive is no longer employed in a substantially equivalent position and being paid a salary at least equivalent to the salary being paid immediately prior to the change of control ("Loss of Position"), the executive will receive an amount monthly ($9,600 for Mr. Galatas; $11,250 for Mr. Smith; $9,600 for Mr. Tarbutton) for 60 months following the Loss of Position. No payments for Loss of Position due to a change of control shall be owed or paid to an executive after he reaches the age of 66, or if he voluntarily severs employment with the Company for any reason other than Loss of Position or if the Company discharges such executive for cause.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Cumulative Shareholder Return Graph on page 15 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is generally responsible for administering compensation programs for the Company's executives. Responsibilities of the Committee include:

     - Establishing policies with respect to compensation for executives;

     - Determining pay levels for senior executives including all named executive officers;

     - Reviewing compensation levels for all other members of Company senior management; and

     - Setting and monitoring overall compensation programs and policies for the Company's entire workforce.

     The Committee is comprised of five nonemployee directors.

  Compensation Philosophy

     The Company's overall compensation philosophy is to provide executives with compensation opportunities which reflect:

     - Overall Company performance relative to historical performance, Company goals and objectives, and industry and national economic conditions;

     - Individual efforts and contributions to the overall success of the Company;

     - Competitive market pay levels and practices; and

     - Internal fairness issues.

     While the Committee considers pay levels and program practices of other companies of similar size and operating characteristics, pay levels for the Company's executives are necessarily a function of individual and Company performance, including expected future financial and operating conditions.

     The companies included in the industry groups in the Cumulative Shareholder Return Graph at page 15 are not exclusively the same companies with which the Company compares compensation practices and levels. By nature of the Company's diversified business operations, it must consider such practices in the Exploration and Production, Gas Processing and Transmission, and Real Estate industries in evaluating competitive salaries for individual executives. In choosing the companies with which to compare compensation levels and practices, the Company considers those companies with whom it competes for executive talent in each line of business.

     In its considerations, the Committee does not assign quantitative weight to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. A discussion of each of the key elements of the Company's executive compensation program and the factors considered in setting each element follows. In determining any one element, the Committee necessarily considers the effect the element has on the total compensation package.

     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code will limit tax deductions for qualifying compensation paid to any individual in any one year to $1,000,000. Since no executive is expected to receive qualifying compensation in excess of the $1,000,000 limit during fiscal 1995, the Compensation Committee has not established a policy to address the limitations imposed by Section 162(m). While the Committee is not immediately concerned with this limitation, it will, as a part of its ongoing review of executive compensation, evaluate the need for such a policy on an annual basis.

  Base Salaries

     Base salaries for executive officer positions are determined in part by competitive pay practices. Each year, the Company obtains information through participation in industry specific executive compensation surveys conducted by independent consultants. The Committee analyzes the survey information and makes adjustments to reflect the Committee's assessment of individual performance, experience and scope of responsibility.

  Bonuses

     Executives are eligible to receive annual bonuses based on the overall performance of the Company, as well as individual contributions and performance. Bonuses are designed to reward performance, and as such, are not guaranteed.

     Awards are determined based on the Committee's assessment of performance. Factors the Committee considers in its assessment include:

     - Revenue;

     - Divisional operating earnings;

     - Net earnings; and

     - Reserve replacement.

Bonuses are not based on specific achievement of predetermined criteria; rather the Committee considers all of the above factors, as well as the current and expected operating climate, when deciding on specific awards. This discretion allows the Committee to utilize its judgment in granting awards it believes truly reflect individual effort expended and the results these efforts produce. For the named executives for fiscal 1994, a target percentage of salary was established based on the average of available competitive data for similar positions in comparable companies. In consideration of each of the above factors, actual, annualized bonus amounts paid in fiscal 1994 ranged from 58% to 62% of said targets.

  Long-Term Incentives

     Long-term incentives are provided pursuant to the Company's Bonus Unit and Stock Option Plans. Both types of plans provide a direct link between shareholder return (through stock price appreciation) and long-term incentive compensation for executives. Awards are granted on a periodic basis and at the sole discretion of the committee administering the plan.

  Bonus Unit Plans

     For several years, Bonus Unit Plans have been a foundation of the Company's long-term incentive program for executives. In addition to strengthening the link between shareholders and executives, bonus units encourage executives to focus on the long-term success of the Company. Bonus units are awarded at a price equal to the price of the Company's stock on the date of grant. As the price of the Company's stock increases, the value of the bonus units also increases. If the price does not increase, the bonus units have no value. After the units vest, executives and other unit holders may redeem, for cash, any appreciation in the value of the units. Any bonus units still outstanding at their expiration date are automatically redeemed.

     The 1989 Bonus Unit Plan was approved by the Committee, and adopted by the Board of Directors in February 1989. Bonus units vested in equal installments over a three year period, and initially expired at the end of four years. The plan was amended and restated in February 1992 to extend the expiration date from January 31, 1993 to January 31, 1994. Bonus units authorized by the 1991 Bonus Unit Plan vest in equal installments over a five year period, and expire at the end of six years. Both plans are unfunded and are administered by a committee (the "Bonus Unit Plan Committee") composed of the Chairman and the Vice Chairman of the Board of Directors who, like other directors, are not eligible to participate.

     When determining awards, the Bonus Unit Plan Committee considers individual and Company performance. Individual criteria include promotions, scope of responsibility and organizational level. Bonus units were last awarded to the named executives during fiscal 1992.

  Stock Options

     The Company also has utilized stock options as a method of aligning shareholder and executive interests. The criteria for determining individual awards are the same as that for bonus units. No stock options were granted in fiscal 1994 to any of the named executives.

  CEO Compensation

     The Committee is also responsible for establishing pay levels for the CEO. The compensation of the CEO reflects the same elements, and the Committee considers the same factors described for the other executives in determining the CEO's total compensation. A 1993 evaluation of Mr. Mitchell's total compensation against competitive data revealed that his pay approximated the 50th percentile of the total cash compensation of the CEOs of comparable companies. Mr. Mitchell's bonus award for fiscal 1994 was determined in much the same manner as the other named executives, with a target percentage of salary established based on available competitive data. After consideration of all factors, the actual amount paid to Mr. Mitchell was 48% of said target. Mr. Mitchell elected not to receive an increase in base salary during fiscal 1994.

     As the founder and majority owner of the Company, Mr. Mitchell has a significant portion of his wealth invested in the Company's stock. His significant stock ownership provides a strong incentive for Company management to maximize shareholder value.

     The Company provides supplemental life insurance to Mr. Mitchell through reimbursement of premiums on an insurance policy maintained by Mr. Mitchell. Mr. Mitchell is currently receiving distributions from the Company's pension plan (as required by IRS regulations and based on previous contributions made on his behalf). No additional contributions are being made on Mr. Mitchell's behalf to the Company's Thrift and Savings Plan.

COMPENSATION COMMITTEE:

    Robert W. Baldwin

    William D. Eberle

    Shaker A. Khayatt

    M. Kent Mitchell

    Michael B. Morris

                      CUMULATIVE SHAREHOLDER RETURN GRAPH

     The following graph sets forth cumulative total shareholder return for the Company's voting Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Oil-Secondary Index for the years indicated as prescribed by the Securities and Exchange Commission's rules. The information contained in this graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MITCHELL ENERGY & DEVELOPMENT CORP., THE S&P 500 INDEX
                    AND THE DOW JONES OIL - SECONDARY INDEX

- - ---------------------------------------------------------------------------
                                   1/89   1/90   1/01   1/92   1/92   1/94
- - ---------------------------------------------------------------------------
 Mitchell Energy & Dev. Corp.       100    160    137    123    145    186
- - ---------------------------------------------------------------------------
 S & P 500                          100    114    124    152    168    190
- - ---------------------------------------------------------------------------
 D J Oil - Secondary                100    118    104    101    109    116
- - ---------------------------------------------------------------------------

* Total return for each of the last five fiscal years ending January 31. Assumes $100 was invested on January 31, 1989 in the Company's voting Common Stock or in the indicated index and that dividends were reinvested as received.

                              CERTAIN TRANSACTIONS

     When the Company became a publicly owned corporation in 1972, it adopted a policy that it would not permit its officers and directors to compete with the Company in any manner and that it would not, on terms less favorable to the Company than could have been arranged with an unaffiliated third party, enter into any of the following transactions: (i) make loans to officers, directors or stockholders and (ii) sell to or purchase from its officers or directors any properties or interests therein. Management of the Company believes that all of the transactions summarized below are in keeping with this established policy.

     Prior to the time the Company became a publicly held corporation, George P. Mitchell acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is operator. The Company distributes to Mr. Mitchell his share of the revenues and charges him for his share of the costs and expenses associated with these oil and gas operations. For fiscal 1994, Mr. Mitchell's indebtedness to the Company on these oil and gas transactions and for real estate and other administrative services also represented by open accounts may be summarized as follows:

        Largest aggregate indebtedness at any time during the period......   $467,599
        Amount outstanding at January 31, 1994............................   $168,972
        Rate of interest paid or charged on overdue accounts, if any....Chemical Bank prime + 1%

These accounts are settled on a regular basis in accordance with customary business practices.

     During fiscal 1993, Mr. Mitchell sold his existing interest in certain of the oil and gas properties discussed in the preceding paragraph to Dolomite Resources, Inc. ("Dolomite"), a company which is owned equally by each of his ten children, including M. Kent Mitchell and J. Todd Mitchell. For fiscal 1994, Dolomite's open account indebtedness to the Company related to these oil and gas transactions may be summarized as follows:

        Largest aggregate indebtedness at any time during the period......   $107,017
        Amount outstanding at January 31, 1994............................   $ 38,801
        Rate of interest paid or charged on overdue accounts, if any....Chemical Bank prime + 1%

These accounts are settled on a regular basis in accordance with customary business practices.

     G. Scott Mitchell, an adult son of George P. Mitchell, through LifeForms, Inc. ("LifeForms"), a company of which he is Secretary/Treasurer and in which he and his brother M. Kent Mitchell have a 44% ownership interest and a 5% ownership interest, respectively, during fiscal 1994 purchased 167 developed lots for residential development in The Woodlands from a subsidiary of the Company, at a total purchase price of $5,133,725. The price contracted for and paid and the terms of payment for each lot were comparable to those paid to the subsidiary by unrelated parties for similar lots in the same areas. Also during fiscal 1994, LifeForms paid $220,555 toward The Woodlands' participative builders' advertising program. In addition, LifeForms obtained construction mortgage financing from Mitchell Mortgage Company, a wholly-owned subsidiary of the Company, in an aggregate amount of $15,667,000, which loans bear interest at an annual rate equal to two percent above the prevailing bank prime commercial loan rate, plus an additional one percent fee paid on amounts drawn under such loans. The outstanding principal amount of such loans was $1,695,000 as of January 31, 1994. Such advertising and financing arrangements with LifeForms are similar to arrangements with other builders in The Woodlands.

     In January 1994, the Company sold its joint venture interest in Pier 21, a commercial development containing restaurants, shops and a hotel located in Galveston, Texas, to its joint venture partner, MBP Corp., a Texas corporation wholly-owned by George P. Mitchell, for $405,000, which resulted in a gain of $100,000 for the Company. At such time the Company's 50% guaranty of $4,875,000 of joint venture debt was released. At January 31, 1994 a subsidiary of the Company had a $1,625,000 note receivable from the joint venture for financing the initial acquisition of the project. This note was repaid in full in March 1994.

     During fiscal 1994, the San Luis Hotel, which is 50% owned and operated by a subsidiary of the Company, provided laundry service at cost, in the aggregate amount of $125,214, to several of George P. Mitchell's Galveston properties. This arrangement was terminated in December 1993. In addition, in fiscal 1994 the Company incurred business promotion charges in the amount of $94,139 at a hotel owned by a company of Mr. Mitchell's in connection with the Galveston Mardi Gras celebration. Also in fiscal 1994, a subsidiary of the Company assigned two employees on a full-time basis to provide supervision for a ranch owned by Mr. Mitchell. Mr. Mitchell reimbursed the Company for the salaries and benefit costs of these personnel in the aggregate amount of $100,555.

     The Company paid Mr. Mitchell rental reimbursements in the amount of $72,535 during fiscal 1994 for lodging expenses when he is out-of-town on Company-related business and for Company-related use of properties which he owns.

     Prior to the time the Company became a publicly-held corporation, Johnny Mitchell, brother of George P. Mitchell, acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is the operator. For the period February 1, 1993 through January 31, 1994, Johnny Mitchell's open account indebtedness to the Company related to these oil and gas interests may be summarized as follows:

        Largest aggregate amount outstanding at any time during the
          period..........................................................   $751,077
        Amount outstanding at January 31, 1994............................   $458,445
        Rate of interest paid or charged on overdue accounts, if any....Chemical Bank prime + 1%

A payment of $200,000 was received on this account on February 28, 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     M. Kent Mitchell, a director of the Company and a member of the Compensation Committee, has a 5% ownership interest in LifeForms and a 10% ownership interest in Dolomite. See "Certain Transactions" for a discussion of certain business transactions during fiscal 1994 between such companies and the Company.

                      RELATIONSHIP WITH AND APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company proposes the appointment of Arthur Andersen & Co., independent public accountants, to audit the accounts of the Company for the fiscal year ending January 31, 1995. If the stockholders do not appoint Arthur Andersen & Co., the selection of independent public accountants will be made by the Board of Directors, and Arthur Andersen & Co. may at that time be considered for such appointment.

     Arthur Andersen & Co. has served as the Company's independent public accountants continuously since 1973. Representatives of Arthur Andersen & Co. will be present at the Annual Meeting of Stockholders and shall be accorded the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board of Directors) of candidates for election to the Board of Directors and with regard to certain matters to be brought before an Annual Meeting of Stockholders. In general, written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the stockholder submitting the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     In order to be included in the proxy materials for the 1995 Annual Meeting, stockholder proposals must be received by the Company on or before January 20, 1995.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matter before the Annual Meeting other than those mentioned above. However, if any other matters should be properly presented to the meeting for action by the stockholders or should otherwise come before the meeting, it is intended that the holders of the proxies with discretionary authority to vote on such other matters will vote thereon in their discretion.

                                          By Order of the Board of Directors,

                                                /s/ THOMAS P. BATTLE
                                          -----------------------------------
                                                    THOMAS P. BATTLE
                                                       Secretary

                                            MITCHELL ENERGY & DEVELOPMENT CORP.

                                                         NOTICE OF
                                                       ANNUAL MEETING
                                                       JUNE 29, 1994
                                                            AND
                                                      PROXY STATEMENT

                     MITCHELL ENERGY & DEVELOPMENT CORP.

                  PROXY SOLICITED BY BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 1994

        The undersigned hereby appoints Bernard F. Clark and Thomas B. Battle, or either of them, as Proxies, with power of substitution, and authorizes them, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Mitchell Energy & Development Corp. to be held on June 29, 1994, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote in personally present.

        This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen & Co. as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting.

                 (Continued and to be signed on reverse side)

                                                          /X/ Please mark your
                                                              votes as this

                 ------------------     --------------------
                   CLASS A COMMON        UNEXCHANGED COMMON

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL
             NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2

1. Election of Directors

   FOR all nominees listed   / /           WITHHOLD AUTHORITY    / /
   (except as indicated to                 to vote for all
   the contrary)                           nominees listed

   Nominees: Robert W. Baldwin, Bernard F. Clark, William D. Eberle, Shaker A. Khayatt, Ben F. Love, Walter A. Lubanko, George P. Mitchell,
   J. Todd Mitchell, M. Kent Mitchell, Michael B. Morris, W. D. Stevens and Raymond L. Watson.

   To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.

   -------------------------------------------------------------------------

2. The appointment of Arthur Andersen & Co.    FOR / /  AGAINST / /  ABSTAIN / /
   as the Company's independent public
   accountants

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting


                                              I PLAN TO ATTEND THE MEETING.  / /


                                         Please sign exactly as name appears
                                         below. When signing as attorney,
                                         executor, trustee, administrator,
                                         guardian, or corporate official,
                                         please give your full title as such.

                                         Please sign, date and return the proxy
                                         card promptly using the enclosed
                                         envelope.

                                         Dated: _________________________, 1994

                                         Signature ____________________________

                                         Signature ____________________________